Exhibit 99.1

Execution Version

Date: September 5, 2025

To:	Independence Realty Trust, Inc. (“Counterparty”) 1835 Market Street, Suite 2601 Philadelphia, Pennsylvania 19103

From: Citibank, N.A. (“Dealer”)

Ladies and Gentlemen:

The purpose of this letter agreement (this “Amendment”) is to amend the terms and conditions of (i) the letter agreement dated as of September 3, 2024 (the “Base Forward Confirmation”) entered into between Citibank, N.A. (“Dealer”) and Independence Realty Trust, Inc. (“Counterparty”) and (ii) the letter agreement dated as of September 4, 2024 (together with the Base Forward Confirmation, the “Confirmations”) entered into between Dealer and Counterparty. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Confirmations. All provisions contained in the Confirmations govern this Amendment except as expressly modified below.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendment to the Confirmations. Effective as of the date hereof, the definition of “Final Date” in Section 2 of each Confirmation shall be amended by replacing “September 5, 2025” with “December 31, 2025.”

2.    Representations and Agreements of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere in the Confirmations, the Counterparty agrees that it is deemed to repeat as of the date hereof the representations, warranties and agreements made by Counterparty in Section 7(e) (Additional Representations and Agreements of the Counterparty) of each Confirmation.

3.    Notices. Any notice or other communication in respect of this Amendment may be delivered in any manner permitted for notices or communications in respect of the Confirmations to the address or number specified for purposes of notices or communications in respect of the Confirmations.

4.    Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

5.    Governing Law/Jurisdiction. This Amendment and any claim, controversy or dispute arising under or related to this Amendment shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof other than Title 14 of Article 5 of the New York General Obligations Law. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

6.    Counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Amendment, the Confirmations or the Agreement.

Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing the copy of this Amendment enclosed for that purpose and returning it to us.

Yours sincerely,

CITIBANK, N.A.

By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

Agreed and accepted by:

INDEPENDENCE REALTY TRUST, INC.

By:	/s/ James J. Sebra

Name: James J. Sebra

Title: President and Chief Financial Officer

[Signature Page to Amendment to the Confirmations]

Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing the copy of this Amendment enclosed for that purpose and returning it to us.

Yours sincerely,

CITIBANK, N.A.

By:
Name:
Title:

Agreed and accepted by:

INDEPENDENCE REALTY TRUST, INC.

By:

Name: James J. Sebra

Title: President and Chief Financial Officer